Exhibit 99.1

Contact: Darren Daugherty Director, Investor Relations (281) 492-5370

Diamond Offshore Announces Third Quarter 2012 Results

HOUSTON, October 18, 2012 — Diamond Offshore Drilling, Inc. (NYSE: DO) today reported net income for the third quarter of 2012 of $178 million, or $1.28 per share on a diluted basis, compared with net income of $257 million, or $1.85 per share on a diluted basis, in the same period a year earlier. Revenues in the third quarter of 2012 were $729 million, compared with revenues of $878 million in the third quarter of 2011.

Since the start of the third quarter of 2012, the Company entered into 13 new agreements that are expected to generate maximum total revenue of approximately $1.7 billion and 12.1 rig-years of contract drilling backlog. Significant among these awarded contracts are the following:

•

The Ocean Endeavor was awarded an 18-month contract at a dayrate of $505,000, plus a potential 6.6% performance bonus. The dayrate on the current contract is $285,000. The customer name and location of rig operation have not yet been announced.

•

The Ocean Lexington was awarded a 477-day job in Trinidad at a rate of $300,000 per day versus its current rate of $277,000 per day. The rig will be mobilized to Trinidad upon completion of its current contracted term in Brazil.

•	The Ocean Valiant received a two-well contract extension for work offshore Equatorial Guinea. The new rate will be $515,000 per day versus the current contract rate of $375,000 per day.

•	The Ocean America was awarded an 18-month contract for work offshore Australia at a dayrate of $475,000. The rig is currently contracted at a rate of $405,000 per day.

“We posted excellent operating results for the quarter and announced several new contracts at strong dayrates across all ranges of water depths,” said Larry Dickerson, President and Chief Executive Officer of Diamond Offshore. “Our results for the quarter benefited from lower than anticipated operating expense, primarily owing to our continued emphasis on controlling costs.”

“During the quarter, we entered into a $750 million revolving credit facility, which will provide additional flexibility to our already strong balance sheet, as we complete construction of six new rigs over the next two years,” said Dickerson. “Among our industry peers, Diamond Offshore’s balance sheet is the least levered, and we enjoy the highest credit ratings.”

CONFERENCE CALL

Diamond Offshore will host a conference call to discuss third quarter results on Thursday, October 18, 2012 beginning at 9:00 a.m. CDT. A live webcast of the call will be available online on the Company’s website, www.diamondoffshore.com. Those interested in participating in the question and answer session should dial 800-247-9979, or 973-321-1100 for international callers. The conference ID number is 35359805. An online replay will also be available on www.diamondoffshore.com following the call.

ABOUT DIAMOND OFFSHORE

Diamond Offshore provides contract drilling services to the energy industry and is a leader in deepwater drilling. Diamond Offshore’s fleet of offshore drilling rigs consists of 30 semisubmersibles, seven jack-ups and one drillship, in addition to four ultra-deepwater drillships and two deepwater semisubmersibles currently under construction. For additional information and access to SEC filings, please visit the Company’s website at www.diamondoffshore.com. Diamond Offshore is a 50.4% owned subsidiary of Loews Corporation (NYSE: L).

FORWARD-LOOKING STATEMENTS

Maximum contract revenue as stated above assumes 100% rig utilization. Generally, rig utilization rates approach 92-98% during contracted periods; however, utilization rates can be adversely impacted by additional downtime due to unscheduled repairs, maintenance and weather. Additional information on Diamond Offshore Drilling, Inc. (“the Company”) and access to the Company’s SEC filings is available on the Internet at www.diamondoffshore.com.

Statements contained in this press release that are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Such statements include, but are not limited to, statements concerning future revenues and backlog, future performance under contract awards and extensions, future operations and dayrates, future financial condition, market outlook and future market conditions, future rig construction and future contracting opportunities. Forward-looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those anticipated or expected by management of the Company. A discussion of the important risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission and readers of this press release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website at www.diamondoffshore.com. These factors include, among others, general economic and business conditions, contract cancellations, customer bankruptcy, operating risks, casualty losses, industry fleet capacity, changes in foreign and domestic oil and gas exploration and production activity, competition, changes in foreign, political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond the Company’s control. Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

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DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Revenues:
Contract drilling	$714,027	$861,511	$2,195,443	$2,520,030
Revenues related to reimbursable expenses	15,114	16,666	40,528	54,032

Total revenues	729,141	878,177	2,235,971	2,574,062

Operating expenses:
Contract drilling, excluding depreciation	357,281	391,369	1,159,635	1,141,739
Reimbursable expenses	14,563	16,206	39,351	52,443
Depreciation	99,207	101,175	300,069	303,523
General and administrative	13,476	14,879	49,803	48,976
Bad debt recovery	—	4,734	(1,018)	(5,413)
Gain on disposition of assets	(208)	(463)	(79,285)	(4,344)

Total operating expenses	484,319	527,900	1,468,555	1,536,924

Operating income	244,822	350,277	767,416	1,037,138

Other income (expense):
Interest income	773	2,024	4,052	3,565
Interest expense	(8,720)	(15,874)	(36,780)	(60,144)
Foreign currency transaction gain (loss)	(1,860)	(1,442)	(881)	(4,603)
Other, net	(168)	(136)	(767)	(232)

Income before income tax expense	234,847	334,849	733,040	975,724
Income tax expense	(56,661)	(77,995)	(168,224)	(201,672)

Net Income	$178,186	$256,854	$564,816	$774,052

Income per share:
Basic	$1.28	$1.85	$4.06	$5.57

Diluted	$1.28	$1.85	$4.06	$5.57

Weighted average shares outstanding:
Shares of common stock	139,030	139,027	139,029	139,027
Dilutive potential shares of common stock	23	14	17	21

Total weighted average shares outstanding	139,053	139,041	139,046	139,048

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

RESULTS OF OPERATIONS

(Unaudited)

(In thousands)

	Three Months Ended
	Sep 30,	Jun 30,	Sep 30,
	2012	2012	2011
REVENUES
Floaters:
Ultra-Deepwater	$195,574	$233,071	$220,415
Deepwater	163,816	142,565	217,379
Mid-water	319,491	310,462	377,127

Total Floaters	678,881	686,098	814,921
Jack-ups	35,146	40,163	46,540
Other	—	—	50

Total Contract Drilling Revenue	$714,027	$726,261	$861,511

Revenues Related to Reimbursable Expenses	$15,114	$11,927	$16,666

CONTRACT DRILLING EXPENSE
Floaters:
Ultra-Deepwater	$132,705	$137,087	$119,868
Deepwater	58,029	68,653	57,662
Mid-water	135,935	160,642	163,957

Total Floaters	326,669	366,382	341,487
Jack-ups	24,245	29,240	43,281
Other	6,367	9,630	6,601

Total Contract Drilling Expense	$357,281	$405,252	$391,369

Reimbursable Expenses	$14,563	$11,637	$16,206

OPERATING INCOME
Floaters:
Ultra-Deepwater	$62,869	$95,984	$100,547
Deepwater	105,787	73,912	159,717
Mid-water	183,556	149,820	213,170

Total Floaters	352,212	319,716	473,434
Jack-ups	10,901	10,923	3,259
Other	(6,367)	(9,630)	(6,551)
Reimbursable expenses, net	551	290	460
Depreciation	(99,207)	(99,469)	(101,175)
General and administrative expense	(13,476)	(18,741)	(14,879)
Bad debt recovery (expense)	—	400	(4,734)
Gain on disposition of assets	208	53,695	463

Total Operating Income	$244,822	$257,184	$350,277

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30,	December 31,
	2012	2011
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$316,599	$333,765

Marketable securities	1,175,572	902,414

Accounts receivable, net of allowance for bad debts	463,219	563,934

Prepaid expenses and other current assets	143,441	192,570

Total current assets	2,098,831	1,992,683

Drilling and other property and equipment, net of accumulated depreciation	4,835,715	4,667,469
Other assets	245,204	304,005

Total assets	$7,179,750	$6,964,157

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities	$432,698	$427,291

Long-term debt	1,496,004	1,495,823

Deferred tax liability	534,767	536,815

Other liabilities	174,851	171,165

Stockholders’ equity	4,541,430	4,333,063

Total liabilities and stockholders’ equity	$7,179,750	$6,964,157

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

AVERAGE DAYRATES AND UTILIZATION

(Dayrate in thousands)

	Third Quarter		Second Quarter		Third Quarter
	2012		2012		2011
	Dayrate	Utilization	Dayrate	Utilization	Dayrate	Utilization
Ultra-Deepwater Floaters	$354	75%	$354	89%	$336	88%
Deepwater Floaters	$373	95%	$372	83%	$465	99%
Mid-Water Floaters	$258	71%	$262	66%	$268	70%
Jack-Ups	$98	56%	$94	49%	$84	44%